CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of KKR Income Opportunities Fund and to the use of our report dated May 10, 2024 on the financial statements and financial highlights of Insight Select Income Fund. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders which is incorporated by reference into this Registration Statement of Form N-14.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 5, 2024